EXHIBIT 99.2

SPECTRUM BRANDS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Spectrum Brands, Inc. (the “Company” or “Spectrum Brands”) acquired the residential hardware and home improvement business (the “HHI Group”) from Stanley Black & Decker, Inc. (“Stanley Black & Decker”) on December 17, 2012 (the “First Closing”), which includes (i) the equity interests of certain subsidiaries of Stanley Black & Decker engaged in the business and (ii) certain assets of Stanley Black & Decker used or held for use in connection with the business (the “Hardware Acquisition”). The HHI Group has a broad portfolio of recognized brands names, including Kwikset, Weiser, Baldwin, National Hardware, Stanley, FANAL and Pfister, as well as patented technologies such as Smartkey, a rekeyable lockset technology, and Smart Code Home Connect. A portion of the Hardware Acquisition is expected to close no later than April 2013, consisting of the purchase of certain assets of Tong Lung Metal Industry Co. Ltd., a Taiwan Corporation (“TLM Taiwan”), which is involved in the production of residential locksets (the “Second Closing”).

The following unaudited pro forma condensed combined financial statements for the year ended September 30, 2012, the date of the latest publicly available annual financial information for Spectrum Brands, gives effect to the Hardware Acquisition.  The unaudited pro forma condensed combined financial statements shown below reflect historical financial information and have been prepared on the basis that the transaction will be accounted for using the acquisition method of accounting under Accounting Standards Codification Topic 805: “Business Combinations” (“ASC 805”).  Accordingly, the assets acquired and liabilities assumed in the Hardware Acquisition will be measured at their respective fair values with any excess reflected as goodwill.  The unaudited pro forma condensed combined financial statements presented assume that the HHI Group will become a wholly owned subsidiary of Spectrum Brands.

The following unaudited pro forma condensed combined statement of financial position at September 30, 2012 is presented on a basis to reflect the acquisition and related transactions as if they had occurred on September 30, 2012. The following unaudited pro forma condensed combined statement of income for the year ended September 30, 2012 is presented on a basis to reflect the acquisition and related transactions as if they had occurred on October 1, 2011. Because of different fiscal period ends, and in order to present results for comparable periods, the unaudited pro forma condensed combined statement of income for the year ended September 30, 2012 combines Spectrum Brands’ historical consolidated statement of income for year then ended with the HHI Group historical consolidated statement of income information for the twelve month period ended September 29, 2012. The HHI Group historical consolidated statement of income information for the twelve month period ended September 29, 2012 has been derived by combining the audited consolidated statement of income for the nine month period ended September 29, 2012 and the historical unaudited consolidated statement of income for the three month period ended December 31, 2011.  See Note 1 to the Unaudited Pro Forma Condensed Combined Financial Statements for additional information.  Pro forma adjustments are made in order to reflect the potential effect of the acquisition and related transactions on the income statement.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the notes to unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements and the notes to unaudited pro forma condensed combined financial statements were based on, and should be read in conjunction with Spectrum Brands’ historical audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 and the HHI Group historical audited consolidated financial statements for nine months ended September 29, 2012.

The process of valuing the HHI Group tangible and intangible assets acquired and liabilities assumed, as well as evaluating accounting policies for conformity, is still in the preliminary stages. Accordingly, the purchase accounting adjustments included in the unaudited pro forma condensed combined financial statements are preliminary and have been made solely for the purpose of providing these unaudited pro forma condensed combined financial statements. For purposes of the unaudited pro forma condensed combined financial statements, Spectrum Brands has made preliminary adjustments, where sufficient information is available to make a fair value estimate, to those tangible and intangible assets acquired and liabilities assumed based on preliminary estimates of their fair value as of September 30, 2012. For those assets and liabilities where insufficient information is available to make a reasonable estimate of fair value, the unaudited pro forma condensed combined financial statements reflect the historical carrying value of those assets and liabilities at September 30, 2012. A final determination of the fair values of assets acquired and liabilities assumed will include management’s consideration of a final valuation. Spectrum Brands currently expects that the process of determining fair value of the tangible and intangible assets acquired and liabilities assumed will be completed within one year of the acquisition date. Material revisions to Spectrum Brands’ preliminary estimates could be necessary as more information becomes available through the completion of this final determination. The final amounts may be materially different from the information presented in these unaudited pro forma condensed combined financial statements due to a number of factors, including changes in market conditions and financial results which may impact cash flow projections used in the valuation and the identification of additional conditions that existed as of the date of the acquisition which may impact the fair value of the HHI Group net assets.

Spectrum Brands and the HHI Group’s historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition; (2) factually supportable; and (3) with respect to the unaudited pro forma statement of income, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements do not reflect any revenue enhancements, cost savings from operating efficiencies, synergies or other restructurings, or the costs and related liabilities that would be incurred to achieve such revenue enhancements and cost savings, which could result from the acquisition.

The pro forma adjustments are based upon available information and assumptions that the managements of Spectrum Brands and the HHI Group believe reasonably reflect the acquisition. The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Spectrum Brands would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or the financial position of Spectrum Brands.

Spectrum Brands, Inc.
Unaudited Pro Forma Condensed Combined Statement of Financial Position
As of September 30, 2012
(Unaudited)
(Amounts in millions)

	Historical
	Spectrum Brands	HHI Group	HHI Group Historical Adjustments - Note 6 (A)	Pro Forma Adjustments	Reference Note 6	Pro Forma Combined

Current assets:
Cash and cash equivalents	$157.9	$46.0	$(4.1)	$29.7	(B)	$229.5
Receivables:
Trade accounts receivable, net of allowances	335.3	127.2	(9.7)	-		452.8
Other	40.0	-	-	-		40.0
Inventories	452.6	198.9	3.2	10.4	(C)	665.1
Deferred income taxes	28.2	21.6	-	-		49.8
Prepaid expenses and other	49.3	28.8	(20.3)	-		57.8
Total current assets	1,063.3	422.5	(30.9)	40.1		1,495.0
Property, plant and equipment, net	214.0	167.0	(33.9)	12.3	(D)	359.4
Deferred charges and other	27.7	25.3	(18.1)	-		34.9
Goodwill	694.3	653.6	-	49.9	(E)	1,397.8
Intangible assets, net	1,714.9	174.4	-	308.8	(F)	2,198.1
Debt issuance costs	39.3	-	-	36.5	(G)	75.8
Total assets	$3,753.5	$1,442.8	$(82.9)	$447.6		$5,561.0

Current liabilities:
Current maturities of long-term debt	$16.4	$100.4	$(100.4)	$(3.9)	(H)(I)	$12.5
Accounts payable	325.0	139.3	(15.5)	-		448.8
Accrued liabilities:
Wages and benefits	82.1	19.0	(5.9)	-		95.2
Income taxes payable	30.3	2.7	-	-		33.0
Accrued interest	30.5	-	-	(2.7)	(J)	27.8
Other	124.6	66.0	(33.5)	-		157.1
Total current liabilities	608.9	327.4	(155.3)	(6.6)		774.4
Long-term debt, net of current maturities	1,652.9	86.8	(86.8)	1,515.7	(H)(I)	3,168.6
Employee benefit obligation, net of current portion	90.0	36.9	(23.3)	-		103.6
Deferred income taxes	377.5	48.9	(1.5)	112.4	(K)	537.3
Other	31.6	62.2	(58.7)	-		35.1
Total liabilities	2,760.9	562.2	(325.6)	1,621.5		4,619.0
Commitments and contingencies
Shareholders' equity:
Other capital	1,359.9	-	-	-		1,359.9
Accumulated (deficit) income	(333.9)	815.0	254.6	(1,123.1)	(L)	(387.4)
Accumulated other comprehensive (loss) income	(33.4)	50.8	-	(50.8)	(L)	(33.4)
Total shareholders' equity	992.6	865.8	254.6	(1,173.9)		939.1
Non-controlling interest	-	14.8	(11.9)	-		2.9
Total liabilities and shareholders’ equity	$3,753.5	$1,442.8	$(82.9)	$447.6		$5,561.0

See accompanying notes to unaudited pro forma condensed combined financial statements
(Unaudited).

Spectrum Brands, Inc.
Unaudited Pro Forma Condensed Combined Statement of Income
For the Year Ended September 30, 2012
(Unaudited)
(Amounts in millions, except per share amounts)

	Historical
	Spectrum Brands	HHI Group	HHI Group Historical Adjustments – Note 6 (A)	Pro Forma Adjustments	Reference Note 6	Pro Forma Combined
	Year ended September 30, 2012	12 months ended September 29, 2012				Year ended September 30, 2012
Net sales	$3,252.4	$997.1	$22.6	$-		$4,266.8
Cost of goods sold	2,126.9	684.0	(14.8)	-	(M)	2,796.1
Restructuring and related charges	9.8	-	-	-		9.8
Gross Profit	1,115.7	313.1	37.4	-		1,466.2
Selling	521.2	18.2	-	-		539.4
General and administrative	214.5	184.4	(5.3)	17.5	(N)(O)	411.1
Research and development	33.1	9.3	-	-		42.4
Acquisition and integration charges	31.1	-	-	(3.1)	(P)	28.0
Restructuring and related charges	9.7	2.6	-	-		12.3
Total operating expenses	809.6	214.5	(5.3)	14.4		1,033.2
Operating income	306.1	98.6	42.7	(14.4)		433.0
Interest expense	192.0	34.7	(34.7)	85.7	(Q)	277.7
Other expense (income), net	0.9	(1.0)	-	-		(0.1)
Income from continuing operations before income taxes	113.2	64.9	77.4	(100.1)		155.4
Income tax expense	60.4	16.5	27.2	-	(R)	104.1
Net income	52.8	48.4	50.2	(100.1)		51.3
Net income attributable to non-controlling interest	-	(0.6)	-	-		(0.6)
Net income attributable to controlling interest	$52.8	$47.8	$50.2	$(100.1)		$50.7

See accompanying notes to unaudited pro forma condensed combined financial statements
(Unaudited).

SPECTRUM BRANDS, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS (Unaudited)
(Amounts in millions)

(1)           Conforming Interim Periods

Spectrum Brands’ fiscal year end is September 30 while the HHI Group fiscal year ends on the Saturday nearest to December 31.  As of the First Closing, the latest available annual period for Spectrum Brands was the year ended September 30, 2012, while the HHI Group’s latest available period was for the nine month period ended September 29, 2012. In order for the pro forma results to include twelve months of results for the HHI Group, such results include nine months of audited results and three months of unaudited results. The HHI Group historical financial information for the statement of income covering the twelve month period ended September 29, 2012 has been derived by adding the unaudited results for the three month period ended December 31, 2011 to the audited results for the nine months ended September 29, 2012, as follows:

	Audited	Unaudited
	9 months ended September 29, 2012	3 months ended December 31, 2011	12 months ended September 29, 2012
	A	B	C=A+B

Net sales	$762.0	$235.1	$997.1
Cost of goods sold	514.4	169.6	684.0
Gross profit	247.6	65.5	313.1
Selling	14.5	3.7	18.2
General and administrative	137.6	46.8	184.4
Research and development	7.9	1.4	9.3
Restructuring and related charges	2.6	-	2.6
Total operating expenses	162.6	51.9	214.5
Operating income	85.0	13.6	98.6
Interest expense	25.0	9.7	34.7
Other expense, net	(0.7)	(0.3)	(1.0)
Income from continuing operations before income taxes	60.7	4.2	64.9
Income tax expense	18.7	(2.2)	16.5
Net income	42.0	6.4	48.4
Net income attributable to non-controlling interest	(0.6)	-	(0.6)
Net income attributable to controlling interest	$41.4	$6.4	$47.8

SPECTRUM BRANDS, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS (Unaudited) – (Continued)
(Amounts in millions)

(2)           Basis of Presentation

The Hardware Acquisition will be accounted for under the acquisition method of accounting in accordance with ASC 805. Spectrum Brands will account for the transaction by using Spectrum Brands historical information and accounting policies and recognizing the assets and liabilities of the HHI Group as of the completion date of the acquisition at their respective fair values. Pursuant to ASC 805, under the acquisition method, the total estimated purchase price (consideration transferred) as described in Note 4, Preliminary Consideration Transferred, was initially measured at the First Closing and assumes no adjustments for the Second Closing. The assets and liabilities of the HHI Group have been measured based on various preliminary estimates using assumptions that Spectrum Brands management believes are reasonable utilizing information currently available. Use of different estimates and judgments could yield materially different results.

For purposes of measuring the estimated fair value of the assets acquired and liabilities assumed as reflected in the unaudited pro forma condensed combined financial statements, Spectrum Brands used the guidance in ASC Topic 820, “Fair Value Measurement and Disclosure” (“ASC 820”), which established a framework for measuring fair values. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal (most advantageous) market for the asset or liability. Additionally, under ASC 820, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, Spectrum Brands may be required to value assets of the HHI Group at fair value measures that do not reflect Spectrum Brands’ intended use of those assets. Use of different estimates and judgments could yield different results.

(3)           Significant Accounting Policies

The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies between Spectrum Brands and the HHI Group.  Spectrum Brands is in the process of reviewing the accounting policies of the HHI Group to ensure conformity of such accounting policies to those of Spectrum Brands and, as a result of that review, Spectrum Brands may identify differences between the accounting policies of the two companies, that when conformed, could have a material impact on the unaudited pro forma condensed combined financial statements.  At this time, Spectrum Brands is not aware of any material differences that would have a material impact on the unaudited pro forma condensed combined financial statements.

(4)           Preliminary Consideration Transferred

The acquisition method of accounting requires that the consideration transferred in a business combination be measured at fair value as of the closing date of the acquisition.  The following summarizes the preliminary consideration paid for the HHI Group:

Negotiated sales price	$1,400.0
Preliminary working capital and other adjustments (A)	(10.6)
Preliminary purchase price	$1,389.4

(A)	The preliminary working capital and other adjustments does not reflect potential adjustments that may occur in conjunction with the Second Closing.

SPECTRUM BRANDS, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS (Unaudited) – (Continued)
(Amounts in millions)

(5)           Preliminary Fair Values of Net Assets Acquired

For the purposes of the unaudited pro forma condensed combined financial statements, Spectrum Brands made preliminary estimates of the fair values of the assets acquires and liabilities assumed in the Hardware Acquisition. These estimates have been recognized in preparing the unaudited pro forma condensed combined financial statements and the excess of the preliminary consideration transferred (see Note 4) on an assumed acquisition date of September 30, 2012 has been reflected as goodwill. On this basis, Spectrum Brands has estimated that the amounts recorded in accounting for the acquisition of the HHI Group would be as follows:

Cash	$41.9
Inventory	212.5
Other current assets	147.6
Total current Assets	402.0
Property, plant and equipment	145.4
Intangible assets	483.2
Goodwill	703.5
Other long-term assets	7.2
Total assets	$1,741.3

Current liabilities	$172.1
Deferred tax liability	159.8
Other long-term liabilities	17.1
Total liabilities	$349.0
Non-controlling interest	(2.9)
Total identifiable net assets	$1,389.4

(6)           Pro Forma Reclassifications and Adjustments for the Acquisition

(A)	Adjustment reflects the exclusion of certain assets, liabilities, equity and operations included within the HHI Group financial statements that are not included in the acquisition.

SPECTRUM BRANDS, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS (Unaudited) – (Continued)
(Amounts in millions)

(B)	Adjustment reflects an addition of cash as a result of the Hardware Acquisition. The adjustment consists of the following:

Proceeds from New Term Loan Facility	$800.0
Discount on New Term Loan Facility	(8.0)
Proceeds from Senior Secured Notes	1,090.0
Preliminary consideration paid for the HHI Group	(1,389.4)
Cancellation of former term loan facility	(370.2)
Payment of former term loan facility accrued interest	(2.7)
Financing fees related to the Hardware Acquisition	(59.3)
Other estimated cash transaction costs related to the Hardware Acquisition	(30.7)
Total pro forma adjustment to cash	$29.7

(C)
An adjustment of $10.4 was recorded to adjust inventory to fair value. Finished goods were valued at estimated selling prices less the sum of costs of disposal and reasonable profit allowance for selling effort.

(D)	Adjustment reflects the preliminary revaluation of property, plant and equipment to estimated fair value.

(E)
Adjustment reflects net effect of the elimination of the HHI Group historical goodwill in accordance with acquisition accounting, and the establishment $703.5 for goodwill resulting from the transaction which is based on a preliminary valuation.

(F)
Adjustment reflects net effect of recording HHI Group’s intangible assets at fair value. Based on preliminary valuation Spectrum Brands currently estimates that the intangible assets of the HHI Group will be increased by approximately $308.8 in accounting for the acquisition.

As part of the acquisition, certain HHI Group intangible assets were identified and their estimated fair value was determined. Specifically, the identifiable intangible assets principally consisted of customer relationships, the HHI Group portfolio of trade names and proprietary technology. The total estimated fair value of the identifiable intangible assets of $483.2 is based on a preliminary valuation. The identifiable assets were valued using historical metrics to the extent possible. In addition, other similar transactions were considered. Furthermore, when applicable to the valuation, the projected cash flows associated with each asset were considered over the life of the intangible assets and discounted back to present value. Customer relationships were valued utilizing the multi-period excess earnings method. The relief-from-royalty method was used to value the proprietary technology and the HHI Group portfolio of trade names.

The customer relationships and proprietary technology intangible assets are amortized, using the straight line method, over their estimated useful lives. The preliminary estimates of useful lives of the acquired intangible assets subject to amortization are as follows: 20 years for customer relationships, 8-9 years for proprietary technology, 8-10 years for definite lived trade names and 5 years for a license agreement. The majority of acquired trade names are considered as indefinite-lived intangible assets and are not amortized.

SPECTRUM BRANDS, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS (Unaudited) – (Continued)
(Amounts in millions)

The preliminary estimates of the intangible assets acquired are as follows: $330.0 for indefinite lived trade names, $4.2 for definite lived trade names, $86.0 for customer relationships, $51.0 for proprietary technology and $12.0 for a license agreement.

(G)
Adjustment reflects the write-off of unamortized deferred financing fees associated with the termination of Spectrum Brands’ former term loan facility of $6.7.  Deferred financing fees incurred in connection with the new bank facilities at the time of the First Closing were $43.2.  Spectrum Brands estimates the annual amortization related to such deferred financing fees will approximate $5.3. No new bank facilities will be obtained in conjunction with the Second Closing.

(H)
Adjustment reflects the cancellation of Spectrum Brands’ former term loan facility as of September 30, 2012. As of September 30, 2012, the balance of the former term loan facility was $370.2, which included current maturities of long-term debt of $3.9 and long-term debt of $366.3.

(I)	Adjustment reflects the borrowing under the new bank facilities that was obtained at the First Closing, consisting of the following:

New Term Loan Facility	$800.0
Discount on New Term Loan Facility	(8.0)
Senior secured notes, due 2020 and 2022	1,090.0
Total outstanding of new bank facilities	$1,882.0

No new bank facilities will be obtained in conjunction with the Second Closing.

(J)	Adjustment reflects the elimination of accrued interest of $2.7, as of September 30, 2012, associated with Spectrum Brands’ former term loan facility.

(K)
Adjustment reflects the net increase in deferred tax liabilities of $112.4, resulting from the recognition of the tax effects of the pro forma adjustments related to certain acquired assets, assuming a 35% effective tax rate.

(L)	Adjustment reflects the elimination of historical equity of the HHI Group and net impact of all pro forma adjustments associated with the acquisition of the HHI Group.

(M)
Spectrum Brands estimates cost of sales will increase by approximately $10.4 during the first inventory turn subsequent to the acquisition date due to the sale of inventory that was adjusted to fair value in purchase accounting. This cost has been excluded from the pro forma adjustments as this amount is considered non-recurring. See (C) above for further explanation on the write-up of inventory.

(N)
Adjustment reflects increased depreciation expense of $4.6 associated with the adjustment to record the HHI Group property, plant and equipment at fair value for the fiscal year ended September 30, 2012.

(O)	Adjustment reflects increased amortization expense of $12.9 associated with the adjustment to record the HHI Group intangible assets at fair value for the fiscal year ended September 30, 2012.

(P)
Adjustment reflects non-recurring acquisition and integration related charges, primarily pertaining to professional fees, incurred by Spectrum Brands in connection with the acquisition of the HHI Group for the year ended September 30, 2012.

SPECTRUM BRANDS, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS (Unaudited) – (Continued)
(Amounts in millions)

(Q)
The Hardware Acquisition resulted in substantial changes to Spectrum Brands’ debt structure. The interest expense adjustments resulted in a net increase of $85.7 for the fiscal year ended September 30, 2012. The adjustment consists of the following:

	Assumed Interest Rate
New Term Loan Facility – USD ($700.0)	4.56%	$32.4
New Term Loan Facility – CAD ($100.0)	5.00%	5.1
Senior Secured Notes, due 2020 ($520.0)	6.38%	33.6
Senior Secured Notes, due 2022 ($570.0)	6.63%	38.3
Amortization of debt issuance costs	-	7.7
Total pro forma interest expense		$117.1
Less: elimination of interest expense related to prior term loan facility		(31.4)
Total pro forma adjustment to interest expense		$85.7

(R)
As a result of Spectrum Brands and the HHI Group’s existing income tax loss carry forwards in the U.S., for which full valuation allowances have been provided, the only pro forma deferred income tax adjustment established was that discussed in (K) above, and no further income tax adjustments have been provided as they are either non-recurring or pertain to the acquisition adjustments that impacted pretax income, as described above.

(7)           Transaction Costs

Spectrum Brands estimates that expenses related to this transaction will be approximately $90.0.  These costs include fees for investment banking services, advisory, legal, accounting, due diligence, tax, valuation, printing and other various services necessary to complete this transaction.  In accordance with ASC 805, these fees are expensed as incurred. Spectrum Brands’ incurred $3.1 transaction costs, primarily professional fees, in its historical financial results for the period presented.  These costs have been excluded from the pro forma adjustments as these amounts are non-recurring.